EXHIBIT 23.3
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                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


            Sproule Associates, Inc., does hereby consent to the use of its reports relating to the proved oil and gas reserves of GMX Resources Inc. and to the reference to the firm as an expert in the Form S-3 Registration Statement being filed by GMX Resources Inc.



/s/ Sproule Associates, Inc.
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Sproule Associates, Inc.

Denver, CO
August 4, 2005